                                                                    EXHIBIT 4(k)


UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") (55 WATER STREET, NEW YORK, NEW
YORK) TO THE ISSUER HEREOF OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE SENIOR INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE SENIOR INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF SUCH DEPOSITARY OR BY A NOMINEE OF SUCH DEPOSITARY TO SUCH DEPOSITARY OR ANOTHER NOMINEE OF SUCH DEPOSITARY OR BY SUCH DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR OF SUCH DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR.

REGISTERED                                             REGISTERED PRINCIPAL
No.                                                    AMOUNT:  $

CUSIP No.: 115885 AN 5

                        BROWNING-FERRIS INDUSTRIES, INC.

                 6.08% Market Value Put securities(SM) ("MVPs"SM)

ORIGINAL ISSUE DATE: January 15, 1999       INTEREST RATE TO
                                            REMARKETING DATE: 6.08%

REMARKETING DATE: January 18, 2000          MATURITY DATE:

                                             January 18, 2002, subject to
                                             adjustment as set forth herein
                                             and reflected in the records of
                                             the Trustee.

ADDITIONAL REMARKETING DATE:                INTEREST PAYMENT DATE(S):
  To be determined as set forth herein and
  reflected in the records of the Trustee.   January 18 and July 15 until
                                             January 18, 2000 and thereafter,
                                             as set forth herein and reflected
                                             in the records of the Trustee.


-------------------------

"Market Value Put securities" and "MVPs" are service marks owned by First Chicago Capital Markets, Inc.

INTERIM PERIOD INTEREST RATE:                     AUTHORIZED DENOMINATIONS:
   To be determined as set forth herein and        $1,000 and integral multiples
   reflected in the records of the Trustee.        thereof.

INTEREST RATE TO MATURITY:
   To be determined as set forth herein and reflected in the records of the Trustee.

         Browning-Ferris Industries, Inc., a Delaware corporation (the "Company"), which term includes any successor under the Senior Indenture hereinafter referred to, for value received, hereby promises to pay to Cede & Co., a nominee of The Depository Trust Company ("DTC"), or its registered assigns, the principal amount of Two Hundred Million Dollars ($200,000,000), on the Maturity Date specified above (or any earlier redemption date or repurchase date) (each such Maturity Date, redemption date or repurchase date being hereinafter referred to as the "Maturity Date" with respect to the principal repayable on such date) and to pay interest thereon, at the Interest Rate per annum specified above to January 18, 2000 (the "Remarketing Date"), and thereafter, subject to the terms and conditions set forth herein, at the Interest Rate determined by the Calculation Agent (as defined below) in accordance with the procedures set forth below, until the principal hereof is paid or duly made available for payment. The Company will pay interest in arrears on each Interest Payment Date, if any, specified above, commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date; provided, however, that if the Original Issue Date occurs between a Record Date (as defined below) and the related Interest Payment Date, interest payments will commence on the Interest Payment Date immediately following the next succeeding Record Date to the holder of this MVPs on such next succeeding Record Date. Interest on the MVPs accruing during the period from and including the Original Issue Date to but excluding the Remarketing Date will be payable semi-annually on January 18 and July 15 of each year, commencing July 15, 1999. Interest on the MVPs accruing from the Remarketing Date (if such date is not the Interim Period Remarketing Date (as defined herein)) or the Additional Remarketing Date (as defined herein) (if the Remarketing Date is the Interim Period Remarketing Date) will be payable semi-annually on each day that is a six-month anniversary of such date. Interest on the MVPs accruing during the period from and including the Remarketing Date (if that date is the Interim Period Remarketing Date) to but excluding the Additional Remarketing Date (the "Interim Period"), if applicable, will be payable only on the Additional Remarketing Date. Each day on which interest is scheduled to be paid is herein referred to as an "Interest Payment Date." Interest on this MVPs will be computed on the basis of a 360-day year of twelve 30-day months, except that interest accruing during the Interim Period, if any, will be computed on the basis of the actual number of days in such period over a 360-day year.

         If, pursuant to the Remarketing and Interest Calculation Agreement, dated as of the date hereof (the "Remarketing and Interest Calculation Agreement"), among The First Chicago National Bank, as Call Holder (the "Call Holder"), First Chicago Capital Markets, Inc., as Calculation Agent (the "Calculation Agent"), and the Company, the Call Holder elects to remarket the MVPs, then, except as otherwise set forth herein, (i) this MVPs shall be subject to mandatory tender to the Call Holder for remarketing on the Remarketing Date and, in the event of the Interim Period, on the Additional Remarketing Date, on the terms and subject to the conditions set forth herein, and (ii) on and after the Remarketing Date, this MVPs shall bear interest at the rate or rates determined by the Calculation Agent in accordance with the procedures set forth in Section 4 herein. The Remarketing Date and the Additional Remarketing Date shall be the remarketing dates for the MVPs. The duties of each of the Calculation Agent and the Call Holder set forth herein shall be performed pursuant to the Remarketing and Interest Calculation Agreement.

         Interest on this MVPs will accrue from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the

Original Issue Date, if no interest has been paid or duly provided for) to, but excluding, the applicable Interest Payment Date or the Maturity Date, as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date or the Maturity Date will, subject to certain exceptions described herein, be paid to the person in whose name this MVPs (or one or more predecessor MVPs) is registered at the close of business on the fifteenth calendar day (whether or not a Business Day, as defined below) immediately preceding such Interest Payment Date or the Maturity Date except that, in the case of the Interest Payment Date relating to the Interim Period, interest will be payable to the persons to whom principal is payable on the Additional Remarketing Date (each such date, a "Record Date"). Any such interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the Holder on any Record Date, and shall be paid to the person in whose name this MVPs is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee hereinafter referred to, notice whereof shall be given to the Holder of this MVPs by the Trustee not less than 10 calendar days prior to such Special Record Date or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this MVPs may be listed, and upon such notice as may be required by such exchange, all as more fully provided for in the Senior Indenture.

         Principal of and premium, if any, on this MVPs will be payable when due upon presentation and surrender of this MVPs at the corporate trust office of the Trustee maintained for that purpose in the City of Dallas, Texas currently located at 1201 Main Street, 18th Floor, Dallas, Texas 75202, or at such other paying agency in the Borough of Manhattan, The City of New York, as the Company may determine. Payment of interest due on any Interest Payment Date or the Maturity Date will be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register maintained at the aforementioned office of the Trustee; provided, however, that a holder of U.S. $10,000,000 or more in aggregate principal amount of MVPs will be entitled to receive interest payments on such Interest Payment Date or the Maturity Date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to such Interest Payment Date or the Maturity Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such holder. Notwithstanding the foregoing or any provision hereof, if this MVPs is a Global Security (as evidenced by the legend first set forth above and provided in the Senior Indenture), and is held in book-entry form through the facilities of DTC, payments on this MVPs will be made to DTC or its nominee in accordance with the arrangements then in effect between the Trustee and DTC.

         If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest, shall be made on the next succeeding Business Day with the same force and effect as if it were made on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the date of payment on the next succeeding Business Day.

         As used herein, "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York, Houston, Texas or Chicago, Illinois are authorized or obligated by law, regulation or executive order to close and, in the case of the determination of the Reference Rate (as defined below) that is based upon deposits in U.S. dollars in London, the City of London.

         The Company is obligated to make payment of principal, premium, if any, and interest in respect of this MVPs in United States dollars.

         Reference is hereby made to the further provisions of this MVPs set forth following the Trustee's Certificate of Authentication (the "Certificate of Authentication") set forth below.

         Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this MVPs shall not be entitled to any benefit under the Senior Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, Browning-Ferris Industries, Inc. has caused this MVPs to be duly executed.

                                    BROWNING-FERRIS INDUSTRIES, INC.
                                    as Issuer



                                    By:
                                       --------------------------------
                                    Name:
                                    Title:

[Corporate Seal]



Attest:



---------------------------------
Name:
Title:



                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated herein referred to in the within-mentioned Senior Indenture.


Dated: January 15, 1999                 CHASE BANK OF TEXAS, NATIONAL
                                        ASSOCIATION
                                        as Trustee


                                        By:
                                           --------------------------------
                                           Authorized Officer

                        BROWNING-FERRIS INDUSTRIES, INC.
                 6.08% Market Value Put securities(SM) ("MVPs"SM)

         1. Senior Indenture. (a) This MVPs is one of a duly authorized series of Securities of the Company issued under a Restated Indenture, dated as of September 1, 1991 (as amended, modified or supplemented from time to time, the "Senior Indenture"), between the Company and Chase Bank of Texas, National Association (formerly known as Texas Commerce Bank National Association as successor trustee to First City, Texas-Houston, National Association, which was formerly First City National Bank of Houston) (the "Trustee," which term includes any successor trustee under the Senior Indenture), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the MVPs, and of the terms upon which the MVPs are authenticated and delivered. The MVPs are limited to $250,000,000 aggregate principal amount and are designated "6.08% Market Value Put securities" ("MVPs") subject to the provisions of the Senior Indenture. All terms used but not defined in this MVPs shall have the meanings assigned to such terms in the Senior Indenture. Except where the context otherwise requires, all references in this MVPs to "this MVPs," "this Security," "herein" or "hereof" or similar terms shall include the Senior Indenture.

         (b) This MVPs is issuable only in registered form without coupons in minimum denominations of U.S. $1,000 and integral multiples thereof.

         (c) This MVPs will not be subject to any sinking fund.

         2. Mandatory Tender. Provided that on a Business Day not later than five Business Days prior to the Remarketing Date the Call Holder notifies the Company and the Trustee of its election to purchase the MVPs on the Remarketing Date for remarketing (the "Notification Date"), the MVPs shall be subject to mandatory tender to the Call Holder, and the Call Holder shall be obligated to purchase the MVPs, for remarketing on the Remarketing Date and, if such date is designated as the Interim Period Remarketing Date, the Additional Remarketing Date thereafter, subject in each case to the conditions described herein and set forth in the Remarketing and Interest Calculation Agreement. The purchase price for the tendered MVPs shall equal 100% of the principal amount thereof. From and including the Remarketing Date (if such date is not the Interim Period Remarketing Date) or the Additional Remarketing Date (if the Remarketing Date is the Interim Period Remarketing Date), the MVPs will bear interest at the Interest Rate to Maturity, determined pursuant to Section 4 hereof. During the Interim Period, if any, the MVPs will bear interest at the Interim Period Interest Rate determined pursuant to Section 4 hereof. If the Call Holder elects to remarket the MVPs, the obligation of the Call Holder to purchase the MVPs on any remarketing date is subject to the conditions specified in Section 9 of the Remarketing and Interest Calculation Agreement. If the Call Holder purchases MVPs on any remarketing date, it must purchase all of the MVPs. If for any reason the Call Holder does not purchase all of the MVPs on any remarketing date, the Company shall be required to repurchase from the Beneficial Owners thereof, and the Beneficial Owners will be required to sell to the Company, all the MVPs at a price equal to the principal amount thereof plus all accrued and unpaid interest, if any, on the MVPs to such remarketing date as provided in
Section 6 hereof.

         "Beneficial Owner" shall mean each person who acquires an interest in the MVPs which is reflected on the records of the DTC through its participants.

         3. Remarketing Dates; Adjustment of Maturity Date. If the Call Holder gives notice of its intention to purchase the MVPs on January 18, 2000, then not later than 4:00 p.m., New York City time, on the fourth Business Day prior to January 18, 2000, the Company, after consultation with the Call Holder, may notify the Call Holder, the Trustee and DTC by telephone, confirmed in writing that it elects January 18, 2000 to be the Interim Period Remarketing Date (the "Interim Period Remarketing Date"). The Company will be eligible to make such notification if at such time its senior unsecured debt is rated at least "Baa3" by Moody's Investors Service, Inc. and "BBB-" by Standard & Poor's Ratings Services (or the equivalent thereof by each such rating agency) at the time of such notification or if the Call Holder waives this requirement in its sole discretion. If the Company does not provide such notification, January 18, 2000 will be the only remarketing date and the Maturity Date will be January 18, 2002. If the Company provides such notification, then (i) the Additional Remarketing Date will be one of the 26 following one-week anniversary dates of January 18, 2000 (or if any such day is not a Business Day, the next succeeding Business Day) designated by the Company not later than the fifth Business Day prior to such one-week anniversary date (the "Additional Remarketing Date") except that, if the Company fails to so designate the Additional Remarketing Date, the Additional Remarketing Date will be the date that is the 26th week anniversary of January 18, 2000 (or if such day is not a Business Day, the next following Business Day) and (ii) the Maturity Date of the MVPs will be the date that is the two-year anniversary of the Additional Remarketing Date (whether or not a Business Day).

         4. Determination of Applicable Interest Rate. From and including the Remarketing Date (if such date is not the Interim Period Remarketing Date) or the Additional Remarketing Date (if the Remarketing Date is designated the Interim Period Remarketing Date) to but excluding the Maturity Date, the MVPs will bear interest at the Interest Rate to Maturity. During the Interim Period, if any, the MVPs will bear interest at the Interim Period Interest Rate.

                  (a) Interest Rate to Maturity. Subject to the Call Holder's election to remarket the MVPs as provided in Section 2 hereof and subject further to Sections 4(c) and 7 hereof and the Remarketing and Interest Calculation Agreement, the Interest Rate to Maturity shall be determined by the Calculation Agent by 3:30 p.m., New York City time, on the third Business Day preceding the Remarketing Date (if such date is not the Interim Period Remarketing Date) or the Additional Remarketing Date (in the event of the Interim Period) (subject to
         Section 4(c) hereof, the "Determination Date") to the nearest one hundred-thousandth (0.00001) of one percent per annum by soliciting firm committed bids, expressed as a spread over the Base Rate, to purchase all outstanding MVPs at the Dollar Price, and by selecting the lowest such firm committed bid (regardless of whether each of the Reference Corporate Dealers actually submits bids). The Interest Rate to Maturity will be equal to the sum of 4.68% (the "Base Rate") plus the Applicable Spread. The Interest Rate to Maturity announced by the Calculation Agent, absent manifest error, shall be binding and conclusive upon the Beneficial Owners and Holders of the MVPs, the Call Holder, the Company and the Trustee.

                  "Applicable Spread" shall mean the lowest bid expressed as a spread (in the form of a percentage or in basis points) above the Base Rate, obtained by the Calculation

         Agent on the Determination Date from the bids quoted by up to five Reference Corporate Dealers for the full aggregate principal amount of the MVPs at the Dollar Price, but assuming (i) an issue date equal to the Remarketing Date (if such date is not the Interim Period Remarketing Date) or the Additional Remarketing Date (in the event of an Interim Period), with settlement on such date without accrued interest, (ii) a maturity date equal to the Maturity Date of the MVPs, and (iii) a stated annual interest rate, payable semi-annually, equal to the Base Rate plus the spread bid by the applicable Reference Corporate Dealer.

                  "Dollar Price" shall mean, with respect to the MVPs, the present value, as of the Remarketing Date, of the Remaining Scheduled Payments discounted to the Remarketing Date, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate, except that in the case of the Additional Remarketing Date, the Dollar Price will be the Adjusted Dollar Price.

                  "Adjusted Dollar Price" shall mean, with respect to the Additional Remarketing Date, the Dollar Price as of the Remarketing Date (determined by the Calculation Agent on the third Business Day prior to the Remarketing Date) plus the product of (i) such Dollar Price less the aggregate principal amount of the MVPs outstanding as of the Remarketing Date, (ii) the weighted average per annum Interim Period Interest Rate for the Interim Period, and (iii) the number of days in the Interim Period divided by 360.

                  "Reference Corporate Dealers" shall mean each of First Chicago Capital Markets, Inc., its successors and four other leading dealers of publicly traded debt securities of the Company selected by the Call Holder.

                  "Treasury Rate" shall mean the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a 30/360 day count basis) yield to maturity of the Comparable Treasury Issue for value on the Remarketing Date, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount), equal to the Comparable Treasury Price.

                  "Comparable Treasury Issue" shall mean the United States Treasury security selected by the Calculation Agent as having an actual or interpolated maturity comparable to the remaining term of the MVPs.

                  "Comparable Treasury Price" shall mean, (a) the offer price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) on the third Business Day prior to the Remarketing Date, as set forth on Telerate Page 500 (as defined below), adjusted to reflect settlement on the Remarketing Date if prices quoted on Telerate Page 500 are for settlement on any date other than the Remarketing Date, or (b) if such page (or any successor page) is not displayed or does not contain such offer price on such Business Day, (i) the average of five Reference Treasury Dealer Quotations (as defined below) for such Remarketing Date, excluding the highest and lowest of such Reference Treasury Dealer Quotations (unless there is more than one highest or lowest quotation, in which case only one such highest and/or lowest quotation shall be excluded), or (ii) if the Calculation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

                  "Telerate Page 500" means the display designated as "Telerate Page 500" on Bridge Telerate, Inc. (or such other page as may replace Telerate Page 500 on such service) or such other service displaying the offer prices specified in (a) above as may replace Bridge Telerate, Inc. The Calculation Agent shall have the discretion to select the time at which the Comparable Treasury Price is determined on the third Business Day prior to the Remarketing Date.

                  "Reference Treasury Dealer Quotations" shall mean, with respect to each Reference Treasury Dealer, the offer price for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) for settlement on the Remarketing Date quoted in writing to the Calculation Agent by such Reference Treasury Dealer by 3:30 p.m., on the third Business Day immediately preceding the Remarketing Date.

                  "Reference Treasury Dealer" shall mean each of First Chicago Capital Markets, Inc., Chase Securities Inc., NationsBanc Montgomery Securities LLC, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer (a "Primary Treasury Dealer"), the Calculation Agent shall substitute therefor another Primary Treasury Dealer.

                  "Remaining Scheduled Payments" shall mean, with respect to the MVPs, the remaining scheduled payments of the principal thereof and interest thereon, calculated at the Base Rate only and assuming (i) a maturity date equal to January 18, 2002, and (ii) that the Company did not elect the Remarketing Date to be the Interim Period Remarketing Date.

                  (b) Determination of Interim Period Interest Rate. The interest rate for the Interim Period, if any, will be reset on each Interest Reset Date during the Interim Period and will be equal to the Reference Rate in respect of the applicable Interest Reset Date plus the Basic Spread, in each case as calculated by the Calculation Agent (the "Interim Period Interest Rate"). The Wednesday of each week during the Interim Period will be an "Interest Reset Date." The "Interest Determination Date" applicable to an Interest Reset Date will be the second Business Day preceding such Interest Reset Date. The interest rate in effect from and including the Interim Period Remarketing Date (which is the first day of the Interim Period) to but excluding the first Interest Reset Date during such Interim Period will be determined as if the Interim Period Remarketing Date were an Interest Reset Date and the Interest Determination Date for such Interest Reset Date were the second Business Day prior to the Interim Period Remarketing Date.

                  The "Reference Rate" shall mean, with respect to the Interim Period, one of the following reference rates selected by the Company and notified to the Calculation Agent no later than four Business Days prior to the Interim Period Remarketing Date: (i) the per annum rate for deposits in U.S. dollars for a period of one week shown on Telerate page 3750 (or any successor page) at 11:00 a.m., London time, on the applicable Interest Determination Date, (ii) the per annum rate equal to the average of the federal funds rates shown on Telerate page 5 (or any successor page) as of 11:00 a.m., New York City time, on the applicable Interest Determination Date and each of the four Business Days prior to such Interest Determination Date, or (iii) the one-week "AA" non-financial commercial paper rate shown on the Internet world wide web page of the Board of Governors of the Federal Reserve System at www.bog.frb.fed.us/releases/CP/ (or any successor page) as of 11:00 a.m., New York City time, on the applicable Interest Determination Date. If the reference rate on the applicable designated page (or successor page) is not published on the specified page by the specified time on the applicable date or dates, then the reference rate determined as of the applicable Interest Determination Date will be the reference rate in effect on such Interest Determination Date.

                  The "Basic Spread" will be the lowest firm commitment bid expressed as a spread (in the form of a percentage or a number of basis points (plus or minus)) with respect to the Reference Rate, obtained by the Calculation Agent on the third Business Day prior to the Interim Period Remarketing Date from the bids quoted from up to five Reference Money Market Dealers on such date for the full aggregate principal amount of the MVPs at a dollar price equal to par, but assuming (i) that the purchase date is the Interim Period Remarketing Date, with settlement on such date without accrued interest, (ii) that the maturity date is the day that is 26 weeks from the Interim Period Remarketing Date, (iii) that the MVPs are callable by the Call Holder on a weekly basis after the Interim Period Remarketing Date, (iv) that the MVPs will be repurchased by the Company at par on the day that is 26 weeks from the Interim Period Remarketing Date if not previously called by the Call Holder, and (v) a stated annual interest rate, payable on the Additional Remarketing Date, equal to the Reference Rate plus the spread bid by the applicable Reference Money Market Dealer.

                  "Reference Money Market Dealers" means each of First Chicago Capital Markets, Inc., Chase Securities Inc., NationsBanc Montgomery Securities LLC, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a leading dealer of publicly traded debt securities of the Company and a leading dealer in money market instruments (a "Primary Money Market Dealer"), the Calculation Agent shall substitute therefor another Primary Money Market Dealer.

                  The Interim Period Interest Rate and the amount of interest payable on the Additional Remarketing Date shall each be determined by the Calculation Agent and, absent manifest error, shall be binding and conclusive upon the Beneficial Owners and Holders of the MVPs, the Call Holder, the Company and the Trustee.

                  (c) Redetermination of Interest Rate to Maturity. Notwithstanding any provision herein to the contrary, upon the occurrence, at any time after determination of the Interest Rate to Maturity on the Determination Date and prior to 3:30 p.m., New York City time, on the Business Day immediately preceding the Remarketing Date, of any event as specified in Section 12(b) of the Remarketing and Interest Calculation Agreement, the Call Holder, in its sole discretion at any time between the Determination Date and 3:30 p.m., New York City time, on the Business Day immediately preceding the Remarketing Date (if such date is not the Interim Period Remarketing Date) or the Additional Remarketing Date (in the event of the Interim Period), may elect to purchase the MVPs for remarketing and determine a new Interest Rate to Maturity in the manner provided in Section 4(a) hereof, except that for purposes of determining the new Interest Rate to Maturity pursuant to this paragraph, the Determination Date referred to therein shall be the date of such election and redetermination. The Calculation Agent shall notify the Company, the Trustee and DTC by telephone, confirmed in writing (which may include facsimile or other electronic transmission), by 4:00 p.m., New York City time, on the date of such election, of the new Interest Rate to Maturity applicable to the MVPs. Thereupon, such new Interest Rate to Maturity shall supersede and replace any Interest Rate to Maturity previously determined by the Calculation Agent and, absent manifest error, shall be binding and conclusive upon the Beneficial Owners and Holders of the MVPs on or after the Remarketing Date, the Company and the Trustee.

         5. Notification of Results; Settlement. Provided the Call Holder has previously notified the Company and the Trustee on the Notification Date of its intention to purchase all MVPs on January 18, 2000 and subject to Section 7 below, the Calculation Agent will notify the Company, the Trustee and DTC by telephone, confirmed in writing (which may include facsimile or other electronic transmission), by 4:00 p.m., New York City time, on the Determination Date, of the Interest Rate to Maturity. If January 18, 2000 is the Interim Period Remarketing Date, the Calculation Agent will provide the Company, the Trustee and DTC notice in accordance with the preceding sentence, on the second Business Day prior to January 18, 2000, of the Interim Period Interest Rate which will initially be in effect. All of the outstanding MVPs shall be automatically delivered to the account of the Trustee, by book-entry through DTC pending payment of the purchase price therefor, on the applicable remarketing date.

         In the event that the Call Holder purchases the tendered MVPs on any remarketing date, the Call Holder shall make or cause the Trustee to make payment to the DTC Participant of each Beneficial Owner of MVPs, by book-entry through DTC no later than the close of business on the applicable remarketing date against delivery through DTC of such Beneficial Owner's tendered MVPs, of 100% of the principal amount of the tendered MVPs that have been purchased for remarketing by the Call Holder. If the Call Holder does not purchase all of the MVPs on any remarketing date, it shall be the obligation of the Company to make or cause to be made such payment for the MVPs, as provided in Section 6 hereof. In any case, the Company shall make or cause the Trustee to make payment of interest to each Beneficial Owner of MVPs due on any remarketing date by book-entry through DTC no later than the close of business on such remarketing date.

         "DTC Participant" shall mean any person that has an account with DTC through which Beneficial Owners acquire, directly or indirectly, an interest in the MVPs.

         The transactions set forth herein shall be executed through DTC in accordance with the procedures of DTC, and the accounts of the respective DTC Participants will be debited and credited and the MVPs delivered by book-entry as necessary to effect the purchases and sales thereof.

         The tender and settlement procedures set forth herein, including provisions for payment by purchasers of MVPs in the remarketing or for payment to selling Beneficial Owners of MVPs, may be modified, without the consent of the Beneficial Owners and Holders of the MVPs, to the extent required by DTC or to the extent required to facilitate the tender and remarketing of MVPs in certificated form, if the book-entry system is no longer available for the MVPs at the time of the remarketing. In addition, the Call Holder may, without the consent of Holders or

Beneficial Owners of the MVPs, modify the tender and settlement procedures set forth above in order to facilitate the tender and settlement process.

         As long as DTC's nominee holds the certificates representing any MVPs in the book-entry system of DTC, no certificates for such MVPs will be delivered by any selling Beneficial Owner to reflect any transfer of such MVPs effected in the remarketing.

         6. Repurchase. In the event that (i) the Calculation Agent for any reason (other than redemption by the Company of the MVPs from the Call Holder pursuant to Section 7 hereof) does not notify the Company of (A) the Interest Rate to Maturity by 4:00 p.m., New York City time, on the Determination Date or
(B) in the event of the Interim Period, the Interim Period Interest Rate which will initially be in effect, by 4:00 p.m. New York City time on the second Business Day prior to January 18, 2000, or (ii) prior to any remarketing date, the Call Holder has resigned and no successor has been appointed on or before
(A) the Determination Date or (B) in the event of the Interim Period, the second Business Day prior to January 18, 2000, or (iii) at any time after the Call Holder elects on the Notification Date to remarket the MVPs, any event as set forth in Section 9 or Section 12 of the Remarketing and Interest Calculation Agreement shall have occurred, or (iv) the Call Holder for any reason does not elect to purchase the MVPs for remarketing on any remarketing date, (v) the Call Holder for any reason does not purchase all tendered MVPs on the Remarketing Date, or (vi) a Reference Corporate Dealer shall fail to purchase all of the MVPs from the Call Holder on the Remarketing Date (if such date is not the Interim Period Remarketing Date) or Additional Remarketing Date (in the event of the Interim Period), or (vii) in the event of the Interim Period, a Reference Money Market Dealer shall fail to purchase all of the MVPs on the Interim Period Remarketing Date, then the Company shall repurchase all the MVPs as a whole on the remarketing date relating to such event (which, in the case of clause (iii) that occurs during the Interim Period shall be the Additional Remarketing Date) at a price equal to 100% of the principal amount of the MVPs plus all accrued and unpaid interest, if any, on the MVPs to such remarketing date. In any such case, payment will be made by the Company through the Trustee to the DTC Participant of each tendering Beneficial Owner of MVPs, by book-entry through DTC no later than the close of business on the applicable remarketing date against delivery through DTC of such Beneficial Owner's tendered MVPs.

         7. Redemption. If the Call Holder elects to remarket the MVPs in accordance with the terms of the Remarketing and Interest Calculation Agreement, then not later than four Business Days immediately preceding the Remarketing Date or the Additional Remarketing Date, if any, the Company may irrevocably elect to exercise its right to redeem the outstanding MVPs, in whole but not in part, from the Call Holder on the remarketing date immediately following such election at the Optional Redemption Price.

         The "Optional Redemption Price" shall be the sum of (i) the greater of
(a) 100% of the principal amount of the MVPs and (b) the Dollar Price (which if such remarketing date is the Additional Remarketing Date, will equal the Adjusted Dollar Price), plus (ii) in the case of either (a) or (b), accrued and unpaid interest on the principal amount being redeemed to the date of payment in respect of such redemption.

         Provided that the MVPs have not been repurchased pursuant to Section 6 hereof or redeemed pursuant to the two immediately preceding paragraphs, following the remarketing of the MVPs on the Remarketing Date (if such date is not the Interim Period Remarketing Date) or the Additional Remarketing Date (in the event of the Interim Period), the MVPs will be redeemable, in whole or from time to time in part, at the option of the Company after the Remarketing Date (if such date is not the Interim Period Remarketing Date) or the Additional Remarketing Date (in the event of the Interim Period) at a redemption price equal to the greater of (i) 100% of the principal amount of the MVPs to be redeemed and (ii) an amount (determined by the Quotation Agent (as defined below)) equal to the sum of the present values of the remaining scheduled payments of principal and interest on the MVPs to be redeemed (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus 15 basis points, plus, in either case, accrued interest thereon to the date of redemption.

         "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the MVPs to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such MVPs.

         "Comparable Treasury Price" means, with respect to any redemption date,
(i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of such Quotations, such average in any case to be determined by the Quotation Agent, or (iii) if only one Reference Treasury Dealer Quotation is received, such Quotation.

         "Quotation Agent" means the Reference Treasury Dealer appointed by the Company.

         "Reference Treasury Dealer" means (i) each of First Chicago Capital Markets, Inc., Chase Securities Inc., NationsBanc Montgomery Securities LLC, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer(s) selected by the Company.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the MVPs to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the MVPs or portions thereof called for redemption. If less than all of the MVPs are to be redeemed, the MVPs (or portions thereof) to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

         8. Effect of Events of Default. If an Event of Default, as defined in the Senior Indenture, shall occur and be continuing, the principal of the MVPs may be declared due and payable in the manner and with the effect provided in the Senior Indenture.

         9. Defeasance. Notwithstanding any provision to the contrary in the Senior Indenture or otherwise, prior to the Remarketing Date, neither the Company nor any of its subsidiaries or affiliates shall defease, purchase or otherwise acquire, or enter into any agreement to defease, purchase or otherwise acquire, any of the MVPs prior to the remarketing thereof by the Call Holder.

         10. Maintenance in Book-Entry Form. Notwithstanding any provision to the contrary set forth in the Senior Indenture, the Company (i) shall use its best efforts to maintain the MVPs in book-entry form with DTC or any successor thereto and to appoint a successor depositary to the extent necessary to maintain the MVPs in book-entry form, and (ii) waives any discretionary right it otherwise has under the Senior Indenture to cause the MVPs to be issued in certificated form.

         11. Amendment and Modification. The Senior Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities at any time by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of all Securities at the time outstanding of each series affected thereby. The Senior Indenture also contains provisions permitting the Holders of not less than a majority of the aggregate principal amount of the outstanding Securities of any series, on behalf of the Holders of all such Securities, to waive compliance by the Company with certain provisions of the Senior Indenture. Furthermore, provisions in the Senior Indenture permit the Holders of not less than a majority of the aggregate principal amount of the outstanding Securities of any series, in certain instances, to waive, on behalf of all of the Holders of Securities of such series, certain past defaults under the Senior Indenture and their consequences. Any such consent or waiver by the Holder of this MVPs shall be conclusive and binding upon such Holder and upon all future Holders of this MVPs and other MVPs issued upon the registration or transfer hereof or in exchange herefor or in lieu hereof, whether or not notation or such consent or waiver is made upon this MVPs. Without the consent of any Holder, (i) the Company and the Trustee may amend or supplement the Senior Indenture or the MVPs to cure any ambiguity, defect or inconsistency or to make certain other specified changes or any change that does not materially adversely affect the rights of any Holder and (ii) the tender and settlement procedures may be modified as provided in Section 3(b) above. Holders of MVPs may not enforce their rights pursuant to the Senior Indenture or the MVPs except as permitted in the Senior Indenture.

         12. Obligation to Pay Principal, Premium, if any, and Interest. No reference herein to the Senior Indenture and no provision of this MVPs or of the Senior Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay principal, premium, if any, and interest in respect of this MVPs at the times, places and rate or formula, and in the manner and coin or currency, herein prescribed.

         13. Transfer and Exchange. As provided in the Senior Indenture and subject to certain limitations therein and herein set forth (including without limitation the restrictions on transfer under the Senior Indenture in the event this MVPs is a Global Security as evidenced by the legend first set forth above and provided in the Senior Indenture), the transfer of this MVPs is registrable in the Security Register of the Company upon surrender of this MVPs for registration of transfer at the office or agency of the Security Registrar in Dallas, Texas designated for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new MVPs, of authorized denominations and for the same aggregate principal amount and otherwise bearing identical terms and provisions, will be issued to the designated transferee or transferees.

         As provided in the Senior Indenture and subject to certain limitations therein and herein set forth (including without limitation the restrictions on transfer under the Senior Indenture in the event this MVPs is a global Security as evidenced by the legend first set forth above and provided in the Senior Indenture), this MVPs is exchangeable for a like aggregate principal amount of MVPs of different authorized denominations but otherwise having the same terms and conditions, as requested by the Holder hereof surrendering the same at the office or agency of the Security Registrar in Dallas, Texas designated for such purpose.

         No service charge shall be made for any such registration of transfer or exchange of MVPs, but the Company or the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. Initially, the Trustee will act as Security Registrar and the office at which this MVPs must be surrendered for registration of transfer or exchange is currently the corporate trust department of the Trustee, 1201 Main Street, 18th Floor, Dallas, Texas 75202.

         Prior to due presentment of this MVPs for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this MVPs is registered as the owner thereof for all purposes, whether or not this MVPs be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         14. Treatment for United States Federal Income Tax Purposes. Each Holder of this MVPs, by virtue of its purchase hereof, agrees, with respect to the period from the Original Issue Date to the Remarketing Date, to treat this MVPs as a fixed rate debt instrument that matures on the Remarketing Date for United States Federal income tax purposes.

         15. Governing Law. The Senior Indenture and this MVPs shall be governed by and construed in accordance with the laws of the State of Texas.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this MVPs, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenants in common
UNIF GIFT MIN ACT  -  __________  Custodian  __________
                        (Cust)                (minor)
                      under Uniform Gifts to Minors Act
                      ______________________  (State)

TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right
         of survivorship and not as
         tenants in common

    Additional abbreviations may also be used though not in the above list.

                  --------------------------------------------

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
            OTHER
IDENTIFYING NUMBER OF ASSIGNEE

_____________________________this MVPs and all

(Please print or typewrite name and address including postal zip code of assignee)


rights thereunder hereby irrevocably constituting and appointing________________


_________________________________________________Attorney to transfer this MVPs on the books of the Trustee, with full power of substitution in the premises.

Dated:


                                     -------------------------------------------
                                     Notice: The signature(s) on this Assignment must correspond with the name(s) as written upon the face of this MVPs in every particular, without alteration or enlargement or any change whatsoever.